Exhibit 4.4

SECOND MODIFICATION AGREEMENT

(Main Street Priority Loan)

This Second Modification Agreement (this “Agreement”) is made as of December 23, 2020, by and between EVO HOLDING COMPANY, LLC, a Delaware limited liability company, RITTER TRANSPORT, INC., a Maryland corporation, JOHN W. RITTER TRUCKING, INC., a Maryland corporation, JOHMAR LEASING COMPANY, LLC, a Maryland limited liability company, RITTER TRANSPORTATION SYSTEMS, INC., a Maryland corporation (individually and collectively, jointly, severally, and jointly and severally, “Borrower”), and COMMERCE BANK OF ARIZONA, INC., an Arizona corporation (“Bank”).

A.Reference is made to that certain Loan Agreement dated as of December 14, 2020, as amended by that certain Modification Agreement dated as of December 22, 2020 (as amended, the “Loan Agreement”), pursuant to which Bank intends to provide a loan to Borrower (the “Loan”) which is to be an Eligible Loan under the Main Street Priority Loan Program as authorized under the Federal Reserve Act. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

B.Borrower and Bank have agreed to modify the Loan as required by the Federal Reserve and as provided in this Agreement.

Borrower and Bank agree as follows:

1.The definitions of “First Interest Payment Date” and “Subsequent Interest Payment Dates” in the Statement of Terms are hereby deleted in their entirety and replaced with the following:

First Interest Payment Date:	March 14, 2022
Subsequent Interest Payment Dates:	June 14, 2022, September 14, 2022, and December 14, 2022 and the same day of each March, June, September, and December thereafter during the term of the Loan.

2.Section 2.1.1(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(d)Loan Payments.  Accrued and unpaid interest on the Loan will be payable quarterly on the First Interest Payment Date on each Subsequent Interest Payment Date.  Principal of the Loan shall be payable as provided in the Statement of Terms-Required Principal Payments. If any payment of principal or interest on the Loan is not paid when due, whether by acceleration or otherwise, or if any other Event of Default shall occur, the entire unpaid principal amount of the Loan shall bear interest thereafter until such amount is paid in full at the Default Rate.  Notwithstanding anything to the contrary, all Default Rate interest shall be payable on demand..

3.Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified by this Agreement. Except as specifically amended by this Agreement, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Agreement shall not be considered a novation. Sections 7, 8.9, and 8.10 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis, as if each such Section was set forth in full herein. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

EVO HOLDING COMPANY, LLC, a Delaware limited liability company

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

RITTER TRANSPORT, INC.,  a Maryland corporation

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

JOHN W. RITTER TRUCKING, INC., a Maryland corporation

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

JOHMAR LEASING COMPANY, LLC, a Maryland limited liability company

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

RITTER TRANSPORTATION SYSTEMS, INC., a Maryland corporation

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

GUARANTOR:

EVO TRANSPORTATION & ENERGY SERVICES, INC., a Delaware corporation

By: /s/ Thomas J. Abood

Name: Thomas J. Abood

Title: Chief Executive Officer

Signature Page to Modification Agreement

COMMERCE BANK OF ARIZONA, INC., an Arizona corporation

By: /s/ Chris Webster

Name: Chris Webster

Title: Chief Executive Officer

Signature Page to Modification Agreement